As filed with the Securities and Exchange Commission on May 28, 2002
                                                     Registration No. 333-75106
_______________________________________________________________________________


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                     POST-EFFECTIVE AMENDMENT NO. 1 TO
                                  FORM S-1
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                         WILLOW GROVE BANCORP, INC.
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   (Exact name of registrant as specified in its articles of incorporation)


      Pennsylvania                     6711                    80-0034942
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(State or other jurisdiction of  (Primary Standard         (I.R.S. Employer
incorporation or organization)  Industrial Classification  Identification No.)
                                     Code Number)


                         Welsh and Norristown Roads
                       Maple Glen, Pennsylvania 19002
                              (215) 646-5405
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(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Frederick A. Marcell Jr.
                   President and Chief Executive Officer
                         Welsh and Norristown Roads
                       Maple Glen, Pennsylvania 19002
                             (215) 646-5405
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(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 Copy to:
                         Raymond A. Tiernan, Esq.
                         Hugh T. Wilkinson, Esq.
                           Eric M. Marion, Esq.
                  Elias, Matz, Tiernan & Herrick L.L.P.
                    734 15th Street, N.W., 12th Floor
                         Washington, D.C.  20005



                                 PART II



Deregistration of Common Stock
------------------------------
     The Registrant hereby deregisters 492,955 shares of common stock, par value $.01 per share ("Common Stock"), previously registered. The Company previously registered 11,776,455 shares of Common Stock of which 11,283,500 shares were issued in the Registrant's recently completed offering of Common Stock and reorganization.





















                               SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Pennsylvania on May 24, 2002.

                              WILLOW GROVE BANCORP, INC.


                         By:  /s/ Frederick A. Marcell Jr.
                              ----------------------------------------------
                              Frederick A. Marcell Jr.
                              President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Name                       Title                            Date
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/s/ Frederick A. Marcell Jr.         Director, President           May 24, 2002
--------------------------------     and Chief Executive
Frederick A. Marcell Jr.             Officer (principal
                                     executive officer)


/s/ Christopher E. Bell              Senior Vice President,        May 24, 2002
--------------------------------     Treasurer and Chief
Christopher E. Bell                  Financial Officer
                                     (principal financial
                                     officer)


/s/ Lewis W. Hull                    Director                      May 17, 2002
--------------------------------
Lewis W. Hull


/s/ William W. Langan                Chairman of the Board         May 17, 2002
--------------------------------
William W. Langan


/s/ Rosemary C. Loring, Esq.         Director                      May 24, 2002
--------------------------------
Rosemary C. Loring, Esq.



          Name                       Title                            Date
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/s/ A. Brent O'Brien                 Director                      May 24, 2002
--------------------------------
A. Brent O'Brien


/s/ William B. Weihenmayer           Director                      May 24, 2002
--------------------------------
William B. Weihenmayer


/s/ Charles F. Kremp, 3rd            Director                      May 24, 2002
--------------------------------
Charles F. Kremp, 3rd


/s/ Samuel H. Ramsey, III            Director                      May 17, 2002
--------------------------------
Samuel H. Ramsey, III